EXHIBIT NO. 99.3

WRITTEN STATEMENT

PURSUANT TO

18 U.S.C. SECTION 1350

The undersigned, Shawn M. Harrington, the Chief Financial Officer of Gerber Scientific, Inc. (the "Company"), pursuant to 18 U.S.C. section 1350, hereby certifies that:

(i) the Annual Report on Form 10-K for the fiscal year ended April 30, 2003 of the Company (the "Report") fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(ii) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: July 28, 2003

/s/ Shawn M. Harrington
Shawn M. Harrington

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.